EXHIBIT 32



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     In connection with the quarterly report of Biocurex,  Inc., (the "Company")
on Form 10-Q/A for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission (the "Report") Dr. Ricardo Moro, the Principal Executive Officer of the Company and Gladys Chan, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operation of the company.


September 19, 2012                    By: /s/ Ricardo Moro
                                          -----------------------------
                                          Dr. Ricardo Moro -
                                          Chief Executive  Officer



                                      By: /s/ Gladys Chan
                                          ------------------------------
                                          Gladys Chan - Principal Financial
                                          Officer

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